EXHIBIT 10

AGREEMENT

          THIS AGREEMENT (this “Agreement”), dated as of February 21, 2007, is by and between Pfizer Inc., a Delaware corporation (the “Company”), and Karen Katen (the “Executive”).

          WHEREAS, Executive is currently employed as a Vice Chairman of the Company and President – Pfizer Human Health;

          WHEREAS, the Company and Executive desire to terminate Executive’s employment with Company effective as of March 31, 2007 (the “Termination Date”); and

          WHEREAS, the Company and Executive desire to set forth their respective rights and obligations in respect of Executive’s departure from the Company.

          NOW, THEREFORE, in consideration of the covenants and conditions set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

          1.      Termination. Executive and the Company hereby agree that Executive's employment with the Company shall terminate effective as of the Termination Date. On the Termination Date, Executive shall execute and deliver to the Company a letter of resignation in the form of Exhibit A hereto and a release in the form of Exhibit B hereto (the “Release”).

          2.       Compensation and Benefits. In consideration of the agreements of Executive herein, Executive is entitled to the compensation and benefits set forth in this Section 2.

 a. Severance. Within thirty (30) days of the Termination Date, the Company shall pay to Executive $5,541,200, as a lump sum severance amount.

 b. Outplacement. Within ninety (90) days of the Termination Date, outplacement services of up to $100,000.

 c. Effectiveness of Payments. No payments shall be made under this Section 2 until the Release becomes effective pursuant to Section 19 hereof.

          3.      Termination of All Existing Agreements. Executive’s Change in Control Severance Agreement with the Company, as amended, is hereby terminated as of the Termination Date.

          4.       Restrictions and Obligations of Executive.

          a. Consideration for Restrictions and Covenants. The parties hereto acknowledge and agree that the principal consideration for the agreement to make the payments provided in Section 2 hereof from the Company to Executive is Executive’s compliance with the undertakings set forth in this Section 4.

          b. Confidentiality. Executive shall hold all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses that Executive obtained during or after Executive’s employment by the Company or any of its affiliated companies and that is not public knowledge (“Confidential Information”) in strict confidence. Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after Executive’s employment by the Company or any of its affiliated companies, except with the prior written consent of the Company or as otherwise required by law, regulation or legal process. If Executive is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Confidential Information, Executive will use her reasonable best efforts to provide the Company, as promptly as the circumstances reasonably permit, with notice of such request or requirement and, unless a protective order or other appropriate relief is previously obtained, the Confidential Information, subject to such request, may be disclosed pursuant to and in accordance with the terms of such request or requirement, provided that Executive shall use her best efforts to limit any such disclosure to the precise terms of such request or requirement.

          c. Non-Compete. Executive agrees, for the benefit of the Company, that she will not, from the date hereof through March 31, 2009 (the “Restricted Period”), engage, directly or indirectly, whether as principal, agent, distributor, representative, consultant, employee, partner, stockholder, limited partner or other investor (other than an investment of not more than (i) five percent (5%) of the stock or equity of any corporation the capital stock of which is publicly traded or (ii) five percent (5%) of the ownership interest of any limited partnership or other entity) or otherwise, in any business which is competitive with the business now, or at any time during the Restricted Period, conducted by the Company or its subsidiaries. Without limiting the foregoing, during the Restricted Period, Executive shall not serve on the board of directors (or similar governing body), or accept a nomination therefor, of any pharmaceutical, bio-technology or technology company without the prior approval of the Governance Committee of the Board of Directors of the Company, which approval shall not be unreasonably withheld with respect to any company that is not a significant competitor of the Company or its subsidiaries.

          d. Litigation Assistance. Executive agrees to provide reasonable assistance to and cooperate with the Company and its counsel in regard to any litigation presently pending or subsequently initiated involving matters of which Executive has particular knowledge as a result of Executive’s employment with the Company. Such assistance and cooperation shall consist of Executive making herself available at reasonable times for consultation with officers of the Company and its counsel and for depositions or other similar activity should the occasion arise. Executive shall not receive any additional compensation for rendering such assistance. In the event that travel or other expenses are incurred by Executive in connection with such assistance or in the event her testimony is required, the reasonable travel costs and out-of-pocket expenses in connection therewith shall be reimbursed by the Company. With respect to pending or subsequent litigation in which Executive is a defendant as a result of her employment or other service on behalf of the Company, Executive hereby consents to her representation by Company counsel.

          e. Relief. The parties hereto hereby acknowledge that the provisions of Sections 4(b) and (c) are reasonable and necessary for the protection of the Company and its subsidiaries. In addition, Executive further acknowledges that the Company and its subsidiaries will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, Executive agrees that, in addition to any other relief to which the Company may be entitled, the Company will be entitled to seek and obtain injunctive relief (without the requirement of any bond) from a court of competent jurisdiction for the purposes of restraining Executive from any actual or threatened breach of such covenants.

          5.      Full Settlement; Payment in the Event of Death or Incapacity.

          a. No Obligation to Mitigate. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement, and, except as specifically provided in this Agreement, such amounts shall not be reduced whether or not Executive obtains other employment.

          b. Payment in the Event of Death or Incapacity. All amounts payable to Executive pursuant to this Agreement shall be payable without regard to the death or incapacity of Executive. Except as otherwise provided pursuant to terms of an employee benefit plan or a beneficiary designation thereunder pursuant to which any such amounts are payable, in the event of Executive’s death all such payments shall be paid to her estate and in the event of Executive’s incapacity all such payments shall be made to her legal representative.

          6.      Retained Property. No later than the Termination Date, Executive shall return all property of the Company in her possession or control, including, but not limited to, Company keys, credit cards, security key cards, telephone cards, cell phone, car service cards, computer software or hardware and peripherals, Company identification cards, Company records and copies of records, correspondence and copies of correspondence and other books or manuals issued by the Company, that have been marked “Confidential” or that otherwise contain confidential or proprietary information of the Company or its subsidiaries. Executive and the Company each represents to the other that Executive is not indebted in any manner to the Company.

          7.       No Inducements. Executive warrants that she is entering into this Agreement voluntarily, and that, except as set forth herein and in the Surviving Agreements, no promises or inducements for this Agreement have been made, and she is entering into this Agreement without reliance upon any other statement or representation by any of the Company and its affiliates, and its and their present and former stockholders, directors, officers, employees, agents, attorneys, successors and assigns or any other person, concerning any fact material hereto.

          8.       Entire Agreement. This Agreement, the Release and the Surviving Agreements constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede any and all prior agreements or understandings between the parties arising out of or relating to Executive’s employment and the cessation thereof. This Agreement, the Release and the Surviving Agreements may only be changed by written agreement executed by the parties.

          9.       Governing Law. This Agreement shall be governed by the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

         10.       Representations and Warranties. Each party represents and warrants to the other party that (i) the execution and delivery of this Agreement has been duly authorized and all actions necessary for the due execution of this Agreement have been taken, (ii) this Agreement constitutes the legal, valid and binding obligation of the party, and (iii) this Agreement has been executed and delivered as its or her own free act and deed and not as the result of duress by the other party hereto. Executive specifically acknowledges that she has been advised to consult legal counsel prior to executing this Agreement, and has been afforded the opportunity of at least twenty-one (21) days to consider this Agreement.

         11.      Non-Disparagement. Executive covenants and agrees not to engage in any act or say anything that is intended, or may reasonably be expected, to harm the reputation, business, prospects or operations of the Company, its officers, directors, stockholders or employees. The Company agrees that it will engage in no act or say anything publicly which is intended, or may reasonably be expected, to harm the reputation, business or prospects of Executive.

        12.       Public Announcement. Except as required by law, Executive agrees not to make any public disclosure or communication with respect to the circumstances surrounding the termination of her employment with the Company, this Agreement, the events leading up to this Agreement, and the transactions contemplated by this Agreement.

         13.       No Admissions. Nothing contained in this Agreement shall be considered an admission by either party of any wrongdoing or liability under any Federal, state or local statute, public policy, tort law, contract law, common law or otherwise.

         14.      Limitation on Future Activities. From and after the Termination Date, Executive covenants and agrees that she will not to engage in any activities on behalf of the Company or any if its affiliates, or represent to any person that she has authority to do so, without the prior written approval of the Chief Executive Officer of the Company, which approval may be withheld for any or no reason.

         15.       No Third Party Claims. Executive represents and warrants that no other person or entity has, or to the best knowledge of Executive, claims, any interest in any potential claims, demands, causes of action, obligations, damages or suits pursuant to this Agreement; that she is the owner of all other claims, demands, causes of action, obligations, damages or suits pursuant to this Agreement; that she has full and complete authority to execute this Agreement; and that she has not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand, cause of action, obligation or liability subject to this Agreement.

         16.       No Third Party Beneficiaries. Except as expressly stated herein, the parties do not intend to make any person or entity who is not a party to this Agreement a beneficiary hereof, and this Agreement should not be construed as being made for the benefit of any person or entity not expressly provided for herein.

         17.       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be one and the same instrument.

         18.       Severability of Provisions. Each of the sections contained in this Agreement shall be enforceable independently of every other section in this Agreement, and the invalidity or nonenforceability of any section shall not invalidate or render unenforceable any other section contained in this Agreement. Executive acknowledges that the restrictive covenants contained in Section 4 are a condition of this Agreement. If any court or arbitrator determines that any of the covenants in Section 4, or any part of any of them, is invalid or unenforceable, the remainder of such covenants and parts thereof shall not thereby be affected and shall be given fill effect, without regard to the invalid portion. If any court or arbitrator determines that any of such covenants, or part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court or arbitrator shall reduce such scope to the minimum extent necessary to make such covenants, or part thereof, valid and enforceable.

         19.      Acceptance and Revocation. Executive shall have a period of twenty-one (21) days from the date of receipt of this Agreement to review and accept the Release. Executive shall have seven (7) days following her execution of the Release during which time she may revoke the Release by providing the Company with written notice of the revocation. The Release shall become effective and enforceable after the expiration of seven (7) days following Executive’s execution of the Release, and is not enforceable until after the seven-day revocation period expires.

         20.       Tax Withholding. All payments and benefits provided to Executive under this Agreement will be less applicable withholdings for federal, state and local taxes.

         21.       Arbitration. Except as otherwise provided for herein, any controversy arising under, out of, in connection with, or relating to, this Agreement, and any amendment hereof, or the breach hereof or thereof, shall be determined and settled by arbitration in New York, New York, by a single person mutually agreed upon, or in the event of a disagreement as to the selection of arbitrator, in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. Any award rendered therein shall specify the findings of fact of the arbitrator or arbitrators and the reasons of such award, with references to and reliance on relevant law. Any such award shall be final and binding on each and all of the parties thereto and their personal representatives, and judgment may be entered thereon in any court having jurisdiction thereof.

          22.       Section 409A. It is the intent of the parties that all payments and benefits to Executive pursuant to this Agreement shall be made in full compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), if and to the extent applicable to such payments and benefits, and this Agreement shall be interpreted in accordance therewith, and modified accordingly if necessary. Notwithstanding anything else herein to the contrary, if any payment or benefit required hereunder cannot be provided or made at the time specified herein without incurring sanctions under Section 409A of the Code, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PFIZER INC.

/s/ Dana G. Mead
By: Dana G. Mead, Ph.D.

/s/ Karen Katen
Karen Katen

Original Document issued to Karen Katen on February 21, 2007

EXHIBIT A

March 31, 2007

Board of Directors
Pfizer Inc.

Ladies and Gentlemen:

Effective as of the date hereof, I, Karen Katen, hereby resign from my position as a Vice Chairman of Pfizer Inc. (the “Company”) and President – Pfizer Human Health and from any and all other positions with the Company, its subsidiaries and any other of its affiliated entities (except, the Pfizer Foundation) held by me.

Very truly yours,

_______________________

EXHIBIT B

RELEASE

Except as specifically provided in the following paragraph, and in consideration of the provisions of the Agreement dated as of February 21, 2007 (the “Agreement”) which provides for payments and other benefits to Karen Katen (the “Releasor”), in addition to payments and benefits to which the Releasor would otherwise be entitled, the Releasor, on behalf of the Releasor and the Releasor’s heirs, executors and assigns, hereby releases and forever discharges Pfizer Inc. (the “Company”), its past and present stockholders, its past and present divisions, subsidiaries, affiliates and related entities, its successors and assigns and all past and present directors, officers, employees, agents, heirs, executors and administrators and their heirs and assigns, and any and all employee retirement, health and welfare and other benefit plans, programs and arrangements of the Company, including current and former trustees and administrators of all such employee benefit plans, programs and arrangements (collectively, the “Releasees”), from all actions, causes of action in law or in equity, administrative proceedings, suits, claims, debts, liens, sums of money, charges, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, whether known or unknown, which against the Releasees the Releasor or the Releasor’s successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Release, including without limitation, any claims the Releasor may have arising from or relating to the Releasor’s employment or termination from employment with the Company, including a release of any rights or claims the Releasor may have under Title VII of the Civil Rights Act of 1964, as amended, and the Civil Rights Act of 1991 (which prohibit discrimination in employment based upon race, color, sex, religion, and national origin); the Americans with Disabilities Act of 1990, as amended, and the Rehabilitation Act of 1973 (which prohibit discrimination based upon disability); the Family and Medical Leave Act of 1993 (which prohibits discrimination based on requesting or taking a family or medical leave); Section 1981 of the Civil Rights Act of 1866 (which prohibits discrimination based upon race); Section 1985(3) of the Civil Rights Act of 1871 (which prohibits conspiracies to discriminate); the Employee Retirement Income Security Act of 1974, as amended (which prohibits discrimination with regard to benefits); any other federal, state or local laws against discrimination; or any other federal, state, or local statute, or common law relating to employment, wages, hours, or any other terms and conditions of employment. This includes a release by the Releasor of any claims for wrongful discharge, breach of contract, torts or any other claims in any way related to the Releasor’s employment with or resignation or termination from the Company. This Release also includes a release of any claims for age discrimination under the Age Discrimination in Employment Act, as amended (“ADEA”). The ADEA requires that the Releasor be advised to consult with an attorney before the Releasor waives any claim under ADEA. In addition, the ADEA provides the Releasor with at least twenty-one (21) days to decide whether to waive claims under ADEA and seven (7) days after the Releasor signs the waiver to revoke that waiver.

This Release does not encompass any rights or claims that may arise after the date of the Releasor’s signing of this Release, and shall in no way be construed to affect either party’s right to enforce any and all terms of the Agreement.

Releasor represents and warrants that she has not assigned or otherwise transferred any actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, embarrassment, injury to business, injury to reputation, judgments, executions, claims, or demands whatsoever, whether known or unknown, suspected or unsuspected, disclosed or undisclosed, fixed or contingent, accrued or unaccrued, asserted or unasserted, which against the Releasees, the Releasor and her administrators, agents, successors and assigns ever had, now have or hereafter can, shall or may have from the beginning of the world to the date of this Release. Releasor and her administrators, agents, successors and assigns shall indemnify Releasees, and hold them harmless from, all damages, losses, costs and expenses which Releasees may suffer or incur as a result of the assertion against them of any of the foregoing matters which were assigned or otherwise transferred by Releasor in a transaction which constitutes a breach of the representation and warranty contained in the immediately preceding sentence.

This Release may not be changed orally.

This Release shall be governed by the substantive law of the State of New York without regard to its principles of conflicts of laws.

This Release shall in no way be construed to affect Releasor’s rights as a stockholder of the Company.

IN WITNESS WHEREOF, the Releasor has caused this Release to be executed as of March 31, 2007.

____________________________________
Karen Katen

State of ______________, County of ______________ ss:

On this __ day of __________, 200_, before me personally came Karen Katen, to me known and known to me to be the individual described in and who executed the foregoing instrument, and she duly acknowledged to me that she executed the same.

Notary Public